Exhibit 4.2
EXECUTION COPY
               REAFFIRMATION AGREEMENT dated as of October 28, 2009 (as amended, supplemented or otherwise modified from time to time, this “Agreement”), among LIBBEY GLASS INC., a Delaware corporation (the “Company” or “Libbey Glass”), LIBBEY, INC. (“Parent”), the SUBSIDIARY GUARANTORS identified on Schedule A hereto (collectively, together with Libbey Glass and Parent, the “Reaffirming Parties”) and MERRILL LYNCH PCG, INC., as holder (the “Initial Holder”) of the notes issued pursuant to the Indenture referred to below.
               WHEREAS, the Company, the Parent and certain Subsidiaries of the Company entered into that certain Indenture, dated as of June 16, 2006 (the “Original Indenture”), pursuant to which the Company issued, and the Parent and Subsidiary Guarantors guarantied, the Senior Subordinated Pay-In-Kind Notes due 2011 (the “Original Notes”) to the Initial Holder;
               WHEREAS, each of the Reaffirming Parties and the Initial Holder are parties to one or more Securities Documents, including without limitation, that certain Note Pledge and Security Agreement, dated as of June 16, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”);
               WHEREAS, contemporaneously herewith, the Company, the Parent, the Subsidiary Guarantors and the Initial Holder entered into the Amended and Restated Indenture, dated as of October 28, 2009 (as may be amended, restated, supplemented or otherwise modified from time to time, the “Indenture”) which amends and otherwise modifies the Original Indenture;
               WHEREAS, contemporaneously herewith, the Company issued to the Initial Holder the Senior Subordinated Secured Notes due 2021 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Notes”) which amend and otherwise modify the Original Notes pursuant to the Indenture;
               WHEREAS, each Reaffirming Party expects to realize, or has realized, substantial direct and indirect benefits as a result of the occurrence of the Issue Date; and
               WHEREAS, the execution and delivery of this Agreement is a condition precedent to the occurrence of the Issue Date.
               NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
Reaffirmation
               SECTION 1.01. Defined Terms. Capitalized terms used and not defined herein have the meanings given to them in the Indenture.

               SECTION 1.02. Reaffirmation. (a) Each Reaffirming Party hereby (i) consents to the Indenture and the issuance of the Notes thereunder, in each case amending and restating the Original Indenture and the Original Notes, respectively, and (ii) confirms its respective grants of security interests under each of the Securities Documents to which it is party, and agrees that, notwithstanding the occurrence of the Issue Date, such grants of security interests shall continue to be in full force and effect and shall accrue to the benefit of the Initial Holder. Each Reaffirming Party further agrees to take any action that may be required or that is reasonably requested by the Initial Holder to ensure compliance with Sections 3.13, 3.19, 12.3 and 12.4 of the Indenture and hereby reaffirms its obligations under each similar provision of each of the Securities Documents to which it is party.
               (b) As security for the payment or performance, as the case may be, in full of (i) the obligations under the Indenture (including the guarantee of the Company’s obligations incurred under the Notes), and (ii) the other Secured Obligations (as defined in the Security Agreement), each Reaffirming Party hereby grants to the Initial Holder, a security interest in, all right, title or interest now owned or at any time hereafter acquired by such Reaffirming Party in, or in which such Reaffirming Party now has or at any time in the future may acquire any right, title or interest in, the Collateral.
               (c) Each Reaffirming Party hereby authorizes the Initial Holder at any time and from time to time to file in any Uniform Commercial Code jurisdiction any initial financing statements (including fixture filings) and amendments thereto without the signature of such Reaffirming Party in such form and in such filing offices as the Initial Holder reasonably determines, that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment, including (i) whether the Reaffirming Party is an organization, the type of organization and any organizational identification number issued to the Reaffirming Party and (ii) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Collateral relates. The Reaffirming Party agrees to provide all information necessary or desirable for such financing statements to the Initial Holder promptly upon request. In addition, each Reaffirming Party hereby authorizes and agrees that such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Initial Holder may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to the Initial Holder in any of the Securities Documents, including, without limitation, describing such property as “all assets now owned or hereafter acquired” or “all personal property now owned or hereafter acquired”.
               Section 1.03 Amendment. On and after the Issue Date:
               (a) Each reference in each of the Securities Documents to the “Indenture”, “thereunder”, “thereof”, “therein” or words of like import shall mean and be a reference to the Indenture as such agreement may be amended, amended and restated, modified or supplemented and in effect from time to time.

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               (b) The definition of any term defined in any of the Securities Documents by reference to the terms defined in the Original Indenture shall be amended to be defined by reference to the defined term in the Indenture, as the same may be amended, amended and restated, modified or supplemented and in effect from time to time.
ARTICLE II
Representations and Warranties
               Each Reaffirming Party hereby represents and warrants, which representations and warranties shall survive execution and delivery of this Agreement, as follows:
               SECTION 2.01. Organization. Such Reaffirming Party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.
               SECTION 2.02. Authority; Enforceability. Such Reaffirming Party has the power and authority to execute, deliver and carry out the terms and provisions of this Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement. Such Reaffirming Party has duly executed and delivered this Agreement, and this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
               SECTION 2.03. Securities Documents. The representations and warranties of such Reaffirming Party contained in each Securities Document are true and correct with the same effect as though made on the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date (in which case such representations and warranties were true and correct as of such earlier date).
ARTICLE III
Miscellaneous
               SECTION 3.01. Notices. All notices hereunder shall be given in accordance with Section 13.2 of the Indenture.
               SECTION 3.02. Collateral Document. This Agreement is a Collateral Document executed pursuant to the Indenture and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.
               SECTION 3.03. Effectiveness; Counterparts. This Agreement shall become effective on the date on which both (a) the Issue Date shall have occurred and (b) the Initial Holder shall have received copies hereof which, when taken together, bear the

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signatures of each Reaffirming Party and the Initial Holder. This Agreement may not be amended nor may any provision hereof be waived except pursuant to a writing signed by each of the parties hereto. This Agreement may be executed in one or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.
               SECTION 3.04. No Novation. This Agreement shall not extinguish the obligations for the payment of money outstanding under the Indenture or discharge or release the priority of any Securities Document or any other security therefor. Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Indenture or instruments securing the same, which shall remain in full force and effect, except to any extent modified hereby or by instruments executed concurrently herewith. Nothing implied in this Agreement or in any other document contemplated hereby shall be construed as a release or other discharge of the Company, Parent or any Subsidiary Guarantor under any Securities Document from any of its obligations and liabilities under the Indenture or the other Securities Documents. Each of the Indenture and the other Securities Documents shall remain in full force and effect, until (as applicable) and except to any extent modified hereby or in connection herewith.
               SECTION 3.05. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
               SECTION 3.06. No Other Amendments; Confirmation. Except as expressly set forth herein, no other amendments to any Securities Document are intended hereby and all other provisions of the Securities Documents are and shall remain in full force and effect.
               SECTION 3.07. Expenses. The Company agrees to reimburse the Initial Holder for its out-of-pocket expenses in connection with this Agreement, including the fees, charges and disbursements of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Initial Holder.
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               IN WITNESS WHEREOF, each Reaffirming Party and the Initial Holder have caused this Agreement to be duly executed by their respective officers as of the date first above written.

LIBBEY GLASS INC., as a Reaffirming Party
By:	/s/ Susan A. Kovach
	Name:	Susan A. Kovach
	Title:	VP, General Counsel & Secretary

LIBBEY, INC., as a Reaffirming Party,
By:	/s/ Gregory T. Geswein
	Name:	Gregory T. Geswein
	Title:	VP, Chief Financial Officer

LGA3 Corp., as a Reaffirming Party,
By:	/s/ Susan A. Kovach
	Name:	Susan A. Kovach
	Title:	VP, General Counsel & Secretary

THE DRUMMOND GLASS COMPANY, as a Reaffirming Party,
By:	/s/ Susan A. Kovach
	Name:	Susan A. Kovach
	Title:	VP, General Counsel & Secretary

LGA4 Corp., as a Reaffirming Party,
By:	/s/ Susan A. Kovach
	Name:	Susan A. Kovach
	Title:	VP, General Counsel & Secretary

SYRACUSE CHINA COMPANY, as a Reaffirming Party,
By:	/s/ Susan A. Kovach
	Name:	Susan A. Kovach
	Title:	VP, General Counsel & Secretary

LGFS INC., as a Reaffirming Party,
By:	/s/ Susan A. Kovach
	Name:	Susan A. Kovach
	Title:	VP, General Counsel & Secretary

WORLD TABLEWARE INC., as a Reaffirming Party,
By:	/s/ Susan A. Kovach
	Name:	Susan A. Kovach
	Title:	VP, General Counsel & Secretary

TRAEX COMPANY, as a Reaffirming Party,
By:	/s/ Susan A. Kovach
	Name:	Susan A. Kovach
	Title:	VP, General Counsel & Secretary

LGC CORP., as a Reaffirming Party,
By:	/s/ Susan A. Kovach
	Name:	Susan A. Kovach
	Title:	VP, General Counsel & Secretary

LGAC LLC, as a Reaffirming Party,
By:	/s/ Susan A. Kovach
	Name:	Susan A. Kovach
	Title:	VP, General Counsel & Secretary

LIBBY.COM LLC, as a Reaffirming Party,
By:	/s/ Susan A. Kovach
	Name:	Susan A. Kovach
	Title:	VP, General Counsel & Secretary

CRISA INDUSTRIAL L.L.C., as a Reaffirming Party,
By:	/s/ Susan A. Kovach
	Name:	Susan A. Kovach
	Title:	VP, General Counsel & Secretary

MERRILL LYNCH PCG, INC., as Initial Holder,
By:	/s/ Gerard M. Haugh
	Name:	Gerard M. Haugh
	Title:	Vice President

SCHEDULE A
To the Reaffirmation Agreement
SUBSIDIARY GUARANTORS
LGA3 Corp.
The Drummond Glass Company
LGA4 Corp.
Syracuse China Company
LGFS Inc.
World Tableware Inc.
Traex Company
LGC Corp.
LGAC LLC
LIBBEY.COM LLC
Crisa Industrial L.L.C.